SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant (X) Filed by a party other than the registrant ( )

Check the appropriate box:

( )   Preliminary Proxy Statement.
(X)   Definitive Proxy Statement.
( )   Definitive Additional Materials.
( )   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.
( ) Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                              Emergent Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                              Emergent Group, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

(X)    No fee required.
( )    Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.
( )    Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Release Date: The registrant intends to release definitive copies of the proxy statement, form of proxy, and other solicitation materials to shareholders on May 5, 1998.

Registration of Shares: Assuming shareholder approval, the registrant will file a Form S-8 as soon as practicable with respect to the additional shares to be subject to the 1995 Employee and Officer Stock Option Plan.

                              EMERGENT GROUP, INC.

                         15 SOUTH MAIN STREET, SUITE 750
                                 P.O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606


                                   May 5, 1998

                To All Shareholders:

                You are cordially invited to attend the Annual Meeting of Shareholders of Emergent Group, Inc. (the "Company"), which will be held at the Greenville Commerce Club, One Insignia Financial Plaza, 17th Floor, Beattie Place, Greenville, South Carolina, on Wednesday, June 10, 1998, at 9:00 a.m. All holders of the Company's outstanding Common Stock of record at the close of business on April 23, 1998 are entitled to notice of and to vote at the Annual Meeting.

                Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

                Upon adjournment of the Annual Meeting, the Directors and officers will be available to confer informally with shareholders.

                We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

                The Company's Annual Report for 1997 is included in this package, and we urge you to read it carefully.

                                                 Sincerely yours,



                                                 John M. Sterling, Jr.
                                                 CHAIRMAN OF THE BOARD AND
                                                 CHIEF EXECUTIVE OFFICER

                              EMERGENT GROUP, INC.
                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 1998


                TO OUR SHAREHOLDERS:

                The Annual Meeting of Shareholders of Emergent Group, Inc. (the "Company") will be held at 9:00 a.m. on June 10, 1998, at the Greenville Commerce Club, One Insignia Financial Plaza, 17th Floor, Beattie Place, Greenville, South Carolina, for the purpose of considering and acting upon the following:

                1. The election of eight Directors to serve for specified terms, or until the next Annual Meeting of Shareholders, or until their successors have been elected and qualified;

                2. The proposal to amend the Company's 1995 Employee and Officer Stock Option Plan to increase by 350,000 shares the number of shares authorized for grant to a total of 1,066,667 shares;

                3. The proposal to amend the Company's Articles of Incorporation, to change the name of the Company to HomeGold Financial, Inc.; and

                4. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

                  Only those shareholders of record at the close of business on April 23, 1998 will be entitled to notice of the meeting and to vote at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          C. THOMAS WYCHE, SECRETARY



         Greenville, South Carolina
         May 5, 1998

                A form of proxy and the Annual Report of the Company for the calendar year 1997 are enclosed. You are cordially invited to attend the meeting in person but, whether or not you plan to attend, you are urged to SIGN, DATE AND RETURN the proxy in the enclosed, postage-paid, addressed envelope. If you attend the meeting, you may either vote by your proxy or withdraw your proxy and vote in person.

                              EMERGENT GROUP, INC.
                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS


                                  June 10, 1998



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Emergent Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 a.m. on Wednesday, June 10, 1998, at the Greenville Commerce Club, One Insignia Financial Plaza, 17th Floor, Beattie Place, Greenville, South Carolina. The approximate date of mailing this Proxy Statement is May 5, 1998.


Shares represented by proxies in the accompanying form, if properly signed and returned and not revoked before their voting, will be voted at the Annual Meeting and any adjournment or adjournments thereof in accordance with the specifications made thereon. If a proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted: (1) FOR the election of the nominees for Director named in this proxy statement; (2) FOR the proposal to amend the 1995 Employee and Officer Stock Option Plan to increase the shares authorized for grant by 350,000 shares to 1,066,667 shares (the "Option Plan Amendment"); (3) FOR the proposal to change the name of the Company to HomeGold Financial, Inc.; and (4) in the discretion of the proxy holders on such other matters as may properly come before the Annual Meeting or any adjournment thereof.


         Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the proxy being voted, by mailing to the Company a later dated proxy which is received by the Company prior to the Annual Meeting, or by attending the Annual Meeting and giving notice of revocation to the Secretary of the Company either prior to the meeting or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Emergent Group, Inc., Post Office Box 17526, Greenville, South Carolina 29606, Attention: Secretary.


         Shareholders of record at the close of business on April 23, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding 9,708,083 shares of the Company's Common Stock, $.05 par value per share ("Common Stock"), each of which is entitled to one vote. An automated system administered by the Company's transfer agent tabulates the votes. Each is tabulated separately. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining whether a quorum exists. A majority of the shares outstanding and represented in person or by proxy will constitute a quorum at the Annual Meeting.

         Abstentions and broker non-votes have no effect with respect to any of the proxy items presented herein except Item 3. Directors are elected by a plurality of votes cast by the shares voting in person or by proxy at the Annual Meeting. Item 2 (the Option Plan Amendment) requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and voting on the matter. Item 3 (proposed name change) requires the affirmative vote of two-thirds of the outstanding shares of Common Stock. With respect to Item 3, abstentions and broker non-votes will have the same effect as a vote against the proposal.


         This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card (collectively, the "Proxy Materials"). Proxies will be solicited principally through these Proxy Materials. However, the Company has also engaged the firm of Corporate Communications, Inc. ("CC") as proxy solicitors to assist the Company in this proxy solicitation. Employees of CC may contact shareholders by mail, by telephone or through personal solicitation. The Company expects to pay CC approximately $5,000 in connection with such solicitation. Proxies may also be solicited by telephone or through personal solicitation conducted by employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with this proxy solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the Common Stock.

                              ELECTION OF DIRECTORS


                             (Item 1 on the Proxy)


GENERAL


         The Company's Bylaws provide that the number of Directors of the Company shall be determined by the Board of Directors (the "Board"). The Board has, by resolution, fixed the number of Directors at eight. Each Director will serve until the next annual meeting of shareholders or until his successor has been elected or appointed. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for Director are currently Directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected. Any vacancy occurring on the Board for any reason may be filled by vote of a majority of the Directors then in office until the next meeting of shareholders.


CUMULATIVE VOTING


         The Company's Common Stock may be voted cumulatively in the election of Directors. The right to vote cumulatively means that each shareholder entitled to vote at the election of Directors shall be entitled to as many votes as shall equal the number of shares of Common Stock held by the shareholder as of the Record Date multiplied by the number of Directors to be elected and may cast all such votes for a single candidate or may distribute them among two or more candidates nominated for Director. No shares may be voted in such manner unless the shareholder intending to vote cumulatively shall either: (1) give separate written designation to an officer of the Company not less than 48 hours before the time for the meeting, stating that such shareholder intends to vote his or her shares cumulatively, which notice will be announced in the meeting before the voting, or (2) announce his or her intention in the meeting before the voting for Directors shall commence. Instructions with respect to cumulative voting on the proxy card do not constitute notice of an election that a shareholder intends to vote his or her shares cumulatively. In the event that cumulative voting is invoked, the person presiding may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours. If any shareholder of the Company exercises his or her right to vote cumulatively in the election of Directors, all shares, including those to be voted by proxy holders, will be voted cumulatively. If there is no designation and cumulative voting rights are invoked, proxy holders, in their own judgment, will cumulate votes for Directors to secure the election of as many as possible of the Board's nominees. Directors will be elected by a plurality of votes.


NOMINEES


         The names of the nominees for Director, together with their term in office and certain information about them, are as follows:

                                           DIRECTOR
NAME AND AGE                               SINCE            PRINCIPAL OCCUPATION
------------                              --------          ---------------------

 JOHN M. STERLING, JR. (60)                1991        Chairman of the Board and Chief
                                                       Executive  Officer  of the  Company;  President,  Palmetto
                                                       Seed Capital Corporation (1)

 BUCK MICKEL (72)                          1991        Chairman of the Board and Chief
                                                       Executive Officer, RSI Holdings, Inc. (2)

 PORTER B. ROSE (56)                       1991        President, PBR Incorporated (3)

 TECUMSEH HOOPER, JR. (50)                 1991        President, Carolinas-Virginia District, IKON Office
                                                       Solutions, Inc. (4)

 KEITH B. GIDDENS (43)                     1992        President and Chief Operating
                                                       Officer of the Company (5)

 CLARENCE B. BAUKNIGHT (61)                1995        Chairman of the Board,
                                                       Enterprise Computer Systems, Inc. (6)

 LARRY G. BLACKWELL, Ph.D. (57)            1997        Chairman of the Board, Chief Executive Officer and
                                                       President, Datastream Systems, Inc. (7)

 J. ROBERT PHILPOTT, JR. (51)              1997        President, Philpott, Ball & Co. (8)



(1) Mr. Sterling has served as Chief Executive Officer and Chairman of the Board of the Company since August 1996. Mr. Sterling also served as President of the Company from January 1991 to August 1996. Mr. Sterling has served as President of Palmetto Seed Capital Corporation since November 1993. Palmetto Seed Capital Corporation is the general partner of Palmetto Seed Capital, L.P. ("PSC"). PSC invests primarily in early stage South Carolina companies and is managed by the Company. Mr. Sterling was Chairman of the Board and Chief Executive Officer of Modern Office Machines, Inc. ("MOM", now known as IKON Office Solutions), which is engaged in the sale of office equipment and supplies, from 1981 through August 1992. Mr. Sterling served as General Partner and Manager of Reedy River Ventures ("RRV"), which Mr. Sterling founded, from 1981 to 1995. In 1995 the Company became General Partner and Manager of RRV. In 1997, the Company purchased RRV, and Emergent Equity Advisors, Inc. ("EEA"), a wholly-owned subsidiary of the Company, became the General Partner of RRV. RRV is a Small Business Investment Company licensed by the Small Business Administration to invest in small businesses. Mr. Sterling also serves on the Board of Directors of Datastream Systems, Inc. and several private companies.


(2) Mr. Mickel has served since 1989 as Chairman of the Board and Chief Executive Officer of RSI Holdings, Inc., which, until 1994, engaged in the distribution of outdoor power and turf care equipment and is currently seeking new business opportunities. Mr. Mickel has served in various executive positions, including Vice Chairman of the Board of Fluor Corporation, a construction firm, from which he resigned in 1987, and Chairman of the Board of Daniel International Corporation, a construction firm and a subsidiary of Fluor Corporation, from which he resigned in 1987. Mr. Mickel also serves on the Board of Directors of The Liberty Corporation, Duke Power Company, Delta Woodside Industries, Inc. and Insignia Financial Group, Inc.

(3) Mr. Rose established and became president of PBR Incorporated, a private investment management company, in January 1998. Between August 1997 and January 1998, Mr. Rose served as Senior Vice President of Philpott, Ball & Company, a Charlotte, North Carolina based investment banking firm. For the period between April 1968 and June 1997, Mr. Rose served in several Senior Executive capacities, primarily in investment management, for The Liberty Corporation. The Liberty Corporation is a Greenville, South Carolina based holding company with interests in insurance and broadcasting.


(4) Mr. Hooper served as Treasurer of the Company from January 1991 through 1992. Mr. Hooper has served as President, Carolinas-Virginia District of IKON Office Solutions, Inc. ("IKON") since 1995 and as President of MOM since 1982. From October 1994 through September 1995, Mr. Hooper served as Southeast Regional Director for IKON. From 1981 to 1995, Mr. Hooper also served as General Partner of RRV.


(5) Mr. Giddens has served as President and COO of the Company since August 1996. Prior to that he was the Executive Vice President and COO of the Company from November 1995 to August 1996 and Vice President of Operations of the Company from 1994 to 1995. He also serves as CEO and Vice Chairman of Carolina Investors, Inc. ("CII"), and as CEO and Chairman of Emergent Business Capital, Inc. ("EBC"), Sterling Lending Corp. ("SLC"), Emergent Financial Corp. ("EFC") and EEA, all of which are subsidiaries of the Company. Mr. Giddens was a partner in the public accounting firm of Ernst & Young LLP prior to joining the Company in 1991.


(6) Mr. Bauknight has served since 1978 as Chairman of the Board of Enterprise Computer Systems, Inc., which is engaged in the development of computer software for the building supply industry. Mr. Bauknight also served as Chairman of the Board and CEO of Builderway, Inc. from 1976 to 1996. Builderway, Inc. is engaged in the business of distribution and retail sale of building supplies and appliances. Mr. Bauknight also serves on the Board of Directors of Builder Marts of America, Inc. and Pelican Companies, Inc., both of which are building supply companies. Mr. Bauknight was a founder of Builderway, Inc., Enterprise Computer Systems, Inc., and Builder Marts of America, Inc.


(7) Dr. Blackwell has been Chairman of the Board, CEO and President of Datastream Systems, Inc. since 1986. Datastream Systems, Inc. is engaged in the business of developing and marketing computer software used for industrial maintenance. Dr. Blackwell served as President of the Datastream Division of RMT from 1984 through 1986, at which time Dr. Blackwell purchased the Datastream Division from RMT, a subsidiary of Wisconsin Power and Light. From 1974 to 1984, Dr. Blackwell served as Chairman of EDI Technology Companies, an environmental and industrial process engineering consulting company of which he was the co-founder.


(8) Mr. Philpott has been President of Philpott, Ball & Company since 1991. Philpott, Ball & Company, which Mr. Philpott founded in 1991, is engaged in the business of providing investment banking services to small- to mid-size companies. Mr. Philpott was Managing Director of the Capital Markets Group for Interstate/Johnson Lane Corporation, an investment banking firm ("IJL"), from 1989 to 1990. From 1985 to 1989, Mr. Philpott served as Senior Vice President and Manager of IJL's Corporate Finance Department. From 1981 to 1985, he served as Vice President in the Corporate Finance Department of J.C. Bradford & Company, an investment banking firm. Mr. Philpott also served as a regional corporate lending officer for Wachovia Bank and Trust Company, N.A., from 1972 to 1981. Mr. Philpott serves on the Board of Directors of Pluma, Inc.


The Board has designated Mr. Jacob H. Martin, who served on the Board from 1991 to 1997, as Director Emeritus for a one-year term, and granted him a $5,000 annual stipend in connection therewith.

Section 16(a) Beneficial Ownership Reporting Compliance


         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive officers, Directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") except as follows: Mr. Sterling made a late filing of a Form 4 reporting 3 transactions and a late filing of a Form 5 reporting 1 transaction; Mr. Mickel made a late filing of a Form 4 reporting 1 transaction; and Mr. Hooper made a late filing of a Form 4 reporting 1 transaction.


                             MEETINGS AND COMMITTEES


         During fiscal 1997, the Company's Board met 4 times. Each Director attended more than 75% of the total number of meetings of the Board and all committees on which he served.


         The Board has an Executive Committee, the function of which is to make decisions between meetings of the Board of Directors pursuant to authority delegated by the Board. The current members of the Executive Committee are Messrs. Sterling, Rose and Mickel. The Executive Committee met 6 times during 1997.


         The Board also has an Audit Committee, which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Messrs. Hooper, Philpott and Blackwell. The Audit Committee met 1 time during 1997.


         The Board also has a Compensation Committee, the function of which is to make recommendations to the Board as to the salaries, bonuses and stock option awards of the officers and employees of the Company. The current members of the Compensation Committee are Messrs. Bauknight, Mickel and Philpott. The Compensation Committee met 1 time during 1997.


         The Board has a Risk Oversight Committee, the function of which is to review the operations of the Company with a view toward assessing various Company risks, including asset/liability risk, interest rate risk, credit risk and liquidity risk. The current members of the Risk Oversight Committee are Messrs. Bauknight, Blackwell, Rose and Hooper. The Risk Oversight Committee met 2 times during 1997.


         The Board does not have a Nominating Committee. The functions of a Nominating Committee are performed by the Board as a whole.

                                 DIRECTORS' FEES

         Nonemployee Board members ("Outside Directors") receive Directors' fees of $15,000 per year and a grant of Common Stock equivalent to $12,000 in value based on the market value of the Common Stock at the time of grant. Pursuant to the terms of the Company's Director Stock Option Plan, each Outside Director has been entitled to receive automatically from the Company on December 15 of each year options with respect to an aggregate of 666 shares of Common Stock. In addition, pursuant to the terms of the Company's Restricted Stock Agreement Plan, each Outside Director is entitled to receive annual grants of agreements entitling him to purchase at $.05 per share shares of Common Stock with an aggregate fair market value of $12,000 on or about January 31 of each year. For fiscal year 1997, the Directors have voted to award Outside Directors $12,000 in value of Common Stock in place of the options and agreements otherwise available under the Director Stock Option Plan and Restricted Stock Agreement Plan.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

         In 1997 the Company entered into an agreement with Philpott, Ball & Company pursuant to which Philpott, Ball will receive compensation which may total as much as $185,000 for certain consulting services provided to the Company. As previously noted, Mr. J. Robert Philpott, Jr. is currently a director of the Company and has been nominated for reelection to that position. Mr. Philpott is also the President and a 50% owner of Philpott, Ball & Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth certain information regarding the current executive officers of the Company, all of whom are serving for an indefinite term of office until their successors are elected by the Board:



NAME AND AGE                    POSITION
-------------                   --------

John M. Sterling, Jr. (60)      Chairman of the Board and Chief Executive Officer (1)

Keith B. Giddens (43)           President and Chief Operating Officer (1)

Kevin J. Mast (37)              Vice President, Chief Financial Officer and Treasurer (2)

Robert S. Davis (51)            Vice President - Administration (3)



       -----------------------------

(1)   See information under "Election of Directors; Nominees."


(2) Mr. Mast has served as Vice President and Chief Financial Officer of the Company since August 1996, as Treasurer of the Company since November 1995, as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of EBC since April 1992, as Chief Financial Officer and Treasurer of The Loan Pro$, Inc. and Premier Financial Services, Inc., both subsidiaries of the Company, from April 1995 to March 1998, as Vice President and Treasurer of EFC since April 1996, and as Vice President and Treasurer of CII and Emergent Mortgage Corporation ("EMC"), a wholly-owned subsidiary of the Company, since April 1995. He serves as a director of each of EBC, EFC, EMC and CII. From June 1991 to October 1992, Mr. Mast served as Executive Vice President, Chief Financial Officer and a director of Citizens Bank & Trust Co. and as Chief Financial Officer of its parent company, Business Banc of America. In these positions he was responsible for overseeing accounting systems, financial reporting and internal controls of these companies. Prior to that time, Mr. Mast was a Senior Manager at the accounting firm of Ernst & Young LLP, where he specialized in the audits of financial institutions.


(3) Mr. Davis has served as Vice President-Administration of the Company since August 1996, as Vice President and Chief Financial Officer of the Company from January 1991 to August 1996, as Treasurer of the Company from 1992 to 1995, as Vice President of Finance of the Company from November 1989 through June 1990, as President and Treasurer of the Company from June through December 1990, and as Corporate Controller of the Company from 1986 through November 1989. Prior to 1986, Mr. Davis was Chief Financial Officer and Treasurer of Alexander's Wholesale Distributors, Inc., a catalog retailer of consumer goods.

                             EXECUTIVE COMPENSATION


         The following table sets forth the cash compensation paid by the Company or its subsidiaries during fiscal years 1997, 1996 and 1995 to the Company's Chief Executive Officer and to the executive officers of the Company whose cash and cash equivalent compensation exceeded $100,000 for services rendered in all capacities (collectively, the "Named Executive Officers").




                                            SUMMARY COMPENSATION TABLE

                                                                                                        Long-Term
                                                                                                      Compensation
                                                      Annual Compensation                                Awards
                                                                              Other           Securities
                                                                              Annual           Underlying        All Other
Name and                                          Salary           Bonus    Compensation       Options          Compensation
Compensation
Principal Position                  Year          ($) (1)           ($)        ($) (2)           (#)            ($) (3)

John M. Sterling, Jr.               1997           250,000         --            --              --               4,750
Chairman and Chief                  1996           227,312        220,000        --           50,000              3,234
Executive Officer                   1995           186,992        110,000        --           30,000              3,234


Keith B. Giddens                    1997           220,000         --            --              --               4,486
President and Chief                 1996           196,016        200,000        --           40,000              2,835
Operating Officer                   1995           173,923        100,000        --           74,000              2,835

Kevin J. Mast                       1997           141,154         25,000        --              --               4,750
Vice President, Chief               1996           108,263         50,000        --           25,000              2,007
Financial Officer and               1995            93,461         25,000        --           22,668              2,698
Treasurer


Robert S. Davis                     1997           120,000         15,000        --              --               3,281
Vice President -                    1996           111,652         43,000        --           10,000              3,145
Administration                      1995            93,796         43,000        --           33,334              2,663



--------------------------

(1) A portion of total salary may have been deferred, at the option of the employee, pursuant to the Company's 401(k) plan.


(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.


(3) Amounts shown under "All Other Compensation" consist of contributions during fiscal 1997, 1996 and 1995 to the Company's 401(k) plan in the amount shown to match pre-tax elective deferral contributions (included under salary) made by the executive officers to the plan.

STOCK OPTIONS


         The following table sets forth certain information with respect to options to purchase shares of Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock.



                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND YEAR-END OPTION VALUES


                             Shares                         Number of Securities             Value of Unexercised
                         Acquired Upon      Value      Underlying Unexercised Options    In-the-Money Options at 1997
                          Exercise (#)   Realized ($)          at 1997 Fiscal               Fiscal Year-End ($) (1)
         Name                                                    Year-End (#)
                                                          Exercisable/Unexercisable       Exercisable/Unexercisable

John M. Sterling, Jr.         6,666           82,738              32,000/48,000                137,920/206,880
Keith B. Giddens             25,470          335,041              47,600/30,800                304,498/195,950
Kevin J. Mast                 --             --                   27,266/14,534                 146,647/62,598
Robert S. Davis               --             --                   34,174/10,667                 316,285/76,984

 (1) The indicated value is based on exercise prices ranging from $1.09 to $12.25 per share and a per share value of $13.88. This represents the closing market price of a share of the Company's Common Stock on December 31, 1997 as reported by the NASDAQ National Market.





                                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                               OWNERS AND MANAGEMENT

         The following table sets forth as of the Record Date, except as otherwise noted, certain information regarding ownership of the Company's Common
Stock by (i) each person or group who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors and Named Executive Officers, and (iii) all Directors and executive officers of the Company as a group.

                                                  Amount and
                                                  Nature of
Name and Address of                              Beneficial                     Percent of
Beneficial Owner                                   Ownership              Outstanding Shares (1)
------------------                               ------------             -----------------------

Wellington Management Co., LLP                  1,250,700(2)                       12.88%
75 State Street
Boston, MA 02109

John M. Sterling, Jr.                           1,083,277(3)                       11.11%
P. 0. Box 17526
Greenville, SC 29606

The Sterling Family Limited                       847,168(4)                        8.73%
Partnership
P. 0. Box 17526
Greenville, SC 29606

Buck Mickel                                       304,880(5)                        3.14%
P. 0. Box 19019
Greenville, SC 29602-9019

Clarence B. Bauknight                             257,918(6)                        2.66%
P. 0. Box 2183
Greenville, SC 29602

Keith B. Giddens                                  161,138(7)                        1.65%
P. 0. Box 17526
Greenville, SC 29606

Tecumseh Hooper, Jr.                              228,180(8)                        2.35%
P. 0. Box 5615
Greenville, SC 29606

Larry G. Blackwell                                    90,700                          *
50 Datastream Plaza
Greenville, SC 29605

Robert S. Davis                                    94,750(9)                          *
P. 0. Box 17526
Greenville, SC 29606

Porter B. Rose                                    31,898(10)                          *
P. 0. Box 789
Greenville, SC 29602

Kevin J. Mast                                     32,291(11)                          *
P. 0. Box 17526
Greenville, SC 29606

J. Robert Philpott, Jr.                               11,000                          *
212 South Tryon Street
Charlotte, NC 28281

All Executive Officers and Directors           2,296,032(12)                       23.31%
as a Group (10 persons)


(footnotes to previous table)

(1) Pursuant to Rule 13d-3 under the Exchange Act, shares are deemed "beneficially owned" if the named person or group has the right to acquire ownership of such shares within 60 days. The percentage for each person or group is computed on the assumption that shares subject to acquisition upon the exercise of options by such person or group are outstanding, but that no other such shares similarly subject to acquisition by other persons are outstanding.

(2) Includes 430,900 shares of Common Stock owned by Wellington Management Co., LLP ("WMC") directly. Also includes 819,800 shares of Common Stock managed by WMC for which WMC does not have voting power.

(3) Includes 112,091 shares of Common Stock owned by Mr. Sterling directly; 847,168 shares of Common Stock owned by The Sterling Family Limited Partnership, a limited partnership whose general partners are Mr. Sterling and his spouse and the limited partners of which are their three adult children; 14,232 shares owned by Mr. Sterling and held in a Keogh account; and 70,786 shares of Common Stock owned by a trust of which Mr. Sterling is the trustee, as to which shares Mr. Sterling disclaims beneficial ownership. Also includes 39,000 shares of Common Stock, which may be acquired pursuant to currently exercisable stock options.

(4) The Sterling Family Limited Partnership is a limited partnership of which Mr. Sterling and his wife, Elizabeth H. Sterling, serve as the general partners and the limited partners of which are their three adult children.

(5) Includes 24,631 shares of Common Stock owned by Mr. Mickel directly. Also includes 42,156 shares owned by a corporation of which Mr. Mickel is the sole shareholder; 236,360 shares of Common Stock owned by Mr. Mickel's spouse, as to which shares he disclaims beneficial ownership; 933 shares which may be acquired pursuant to currently exercisable stock options; and 800 shares which may be acquired pursuant to the Company's 1995 Restricted Stock Agreement Plan ("the Plan").

(6) Includes 6 shares of Common Stock owned by Mr. Bauknight's IRA account; 253,680 shares of Common Stock owned by a partnership whose partners are Mr. Bauknight, his spouse and his two adult children; 1,332 shares of Common Stock which may be acquired pursuant to currently exercisable stock options; and 2,900 shares of Common Stock which may be acquired pursuant to the Plan.

(7) Includes 69,342 shares of Common Stock owned by Mr. Giddens directly; 15,996 shares of Common Stock owned by a trust administered by Mr. Giddens' spouse for his three children; and 35,000 shares of Common Stock owned by the Giddens Family Limited Partnership, a limited partnership whose general partners are Mr. Giddens and his spouse and the limited partners of which are their three children. Also includes 40,800 shares of Common Stock that may be acquired pursuant to currently exercisable stock options.

(8) Includes 218,948 shares of Common Stock owned by Mr. Hooper directly. Also includes 5,000 shares owned by the children of Mr. Hooper; 1,332 shares of Common Stock which may be acquired pursuant to currently exercisable stock options; and 2,900 shares of Common Stock which may be acquired pursuant to the Plan.

(9) Includes 66,176 shares of Common Stock owned by Mr. Davis directly. Also includes 28,574 shares of Common Stock, which may be acquired pursuant to currently exercisable stock options.

(10) Includes 27,666 shares of Common Stock owned by Mr. Rose directly, 1,332 of Common Stock, which may be acquired pursuant to currently exercisable stock options, and 2,900 shares of Common Stock which may be acquired pursuant to the Plan.

(11) Includes 12,225 shares of Common Stock owned by Mr. Mast directly and 20,066 shares of Common Stock which may be acquired pursuant to currently exercisable stock options.

(12) Excludes the shares described as excluded and includes the shares described as included in the notes above.


*        Less than one percent of the outstanding shares of the class.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         Over the past several years, the Company provided management services to RRV. The Company and certain of the Company's officers and Directors, namely John M. Sterling, Jr., Buck Mickel, Tecumseh Hooper, Jr., and Clarence B. Bauknight, were partners of RRV. During 1996 and through June of 1997, RRV paid the Company $175,000 and $87,500, respectively, in management fees. The Company purchased RRV in June 1997 and EEA serves as its general partner.


         Certain officers, Directors and employees of the Company held senior notes and/or subordinated debentures bearing fixed rates of interest (collectively, the "Debentures") issued by CII which at December 31, 1997 aggregated approximately $659,636. These Debentures were purchased on terms which were the same as those available to purchasers not affiliated with the Company.


         During the 1997 fiscal year the Company's Compensation Committee consisted of Messrs. Bauknight, Mickel and Philpott. During the 1996 fiscal year Mr. Bauknight was Chairman of the Board and Chief Executive Officer of Enterprise Computer Systems, Inc. Mr. John M. Sterling, Jr., Chief Executive Officer and Chairman of the Board of the Company, served as a member of the Compensation Committee of Enterprise Computer Systems, Inc. until March 13, 1997, at which time Mr. Sterling resigned from such committee.





                      REPORT OF THE COMPENSATION COMMITTEE


         The Compensation Committee of the Board (the "Compensation Committee") annually submits to the Board recommendations respecting the salaries, bonuses and stock option grants to be provided to the Company's executive officers and administers the Company's stock option plan for officers and key employees. The Compensation Committee provides the following report.


POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS


         The Compensation Committee attempts to act on the shareholders' behalf in establishing an executive compensation program. The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives and in creating value for shareholders. In addition to salary, the compensation program may consist of an annual bonus and grants of stock options under the Employee and Officer Stock Option Plan.


         The Compensation Committee annually reviews the Company's corporate performance and that of its executive officers and sets levels of compensation in its discretion. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.


         In the case of all executive officers except Mr. Sterling, the Compensation Committee adjusted their salaries in 1997 based upon the recommendations of Mr. Sterling. Factors considered by Mr. Sterling included earnings increases as well as his perception of individual performance and the level of individual responsibility. The Compensation Committee determined that these salary adjustments were appropriate in light of the Company's operating performance during 1997 and to compensate executive officers for the increased level of responsibility associated with the increase in the Company's size.

         The Compensation Committee believes that the market value of the Common Stock as well as the operating performance of the Company are valid criteria for determining annual bonuses. The Compensation Committee carefully monitors key Company performance criteria, including change in market value of the Company's Common Stock, growth in earnings and revenue and financial performance as compared to budget. Based on these criteria and on the recommendations of Mr. Sterling for all executive officers except himself, the Compensation Committee awarded bonuses to executive officers in the amounts shown in the Summary Compensation Table.


         Stock option grants are generally made on an annual basis with exercise prices set at the market closing price on the day of the stock option grant and have the purpose of providing the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder values. For the year 1997, the Compensation Committee made an option grant to each executive officer of the Company, however, the grant was made in March 1998. In determining the size of any stock option grant, the Compensation Committee considered the following qualitative factors: the Committee's perception of the Company's overall performance, the individual's performance and the potential effect which the individual's future performance may have on the Company.


MR. STERLING'S 1997 COMPENSATION


         The Compensation Committee's general approach in setting Mr. Sterling's annual compensation is to base a significant percentage of his compensation upon objective strategic performance criteria, and to set total compensation that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Sterling's annual compensation increases from year to year. The Compensation Committee, however, believes that its emphasis upon objective strategic performance criteria appropriately provides incentives to the Company's executive officers. The objective performance criteria consist of growth in the market value of the Company's Common Stock, growth in earnings and financial performance as compared to budget.


         The Compensation Committee increased Mr. Sterling's base salary from $227,312 in 1996 to $250,000 in 1997, an increase of 9.98%, to reward him for increased responsibility associated with the increase in the size of the Company, the growth in the market value of the Common Stock and the growth in the Company's earnings.


         Mr. Sterling's total compensation during 1997 decreased 44.1% from his total compensation during fiscal 1996. The Company's diluted earnings per share from continuing operations decreased 35.5% during fiscal 1997 as compared to fiscal 1996 and the Company's per share stock price increased 32.1% from the end of fiscal 1996 to the end of fiscal 1997.


         In addition, in March 1998, the Compensation Committee granted Mr. Sterling options with respect to an aggregate of 35,000 shares of the Company's Common Stock. In determining the size of this grant, the committee considered the following factors: the Company's overall performance, Mr. Sterling's performance and the potential effect of his future performance on the Company. At fiscal 1997 year-end Mr. Sterling had outstanding exercisable in-the-money stock options with respect to 32,000 shares of Common Stock. The Compensation Committee believes that the stock options provide Mr. Sterling with appropriate incentives to promote long-term shareholder value.

COMPENSATION COMMITTEE
Buck Mickel, Chairman
Clarence B. Bauknight
J. Robert Philpott, Jr.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                        AMONG THE COMPANY, NASDAQ MARKET
                     INDEX AND PEER GROUP INDEX FOR THE FIVE
                                   YEAR PERIOD
                            ENDING DECEMBER 31, 1997

      A line graph comparing the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of publicly traded companies classified as nontraditional mortgage banks by SNL Securities, over the same period (assuming a $100 initial investment), is presented below. The Company will promptly furnish without charge to any shareholder of record on April 23, 1998, the identity of the companies included in the peer group. Requests should be directed to the Company, Post Office Box 17526, Greenville, South Carolina 29606; Attn: Shareholder Relations.


         Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.




                              EMERGENT GROUP, INC.

Plot points for 1997 Performance Graph appears below.

                                                                 PERIOD ENDING
                                   ---------------------------------------------------------------------------
INDEX                                12/31/92   12/31/93     12/31/94      12/31/95     12/31/96      12/31/97
--------------------------------------------------------------------------------------------------------------
Emergent Group, Inc.                  100.00     128.77       193.15        821.92      1,438.36      1,900.66
NASDAQ - Total US                     100.00     114.80       112.21        158.70        195.19        239.53
SNL Nontraditional Mortgage Banks     100.00     185.48       207.56        434.76        723.21        537.63



The cumulative total return of a $100 investment over the five-year period from December 31, 1992 to December 31, 1997 for each of the NASDAQ - Total US, the nontraditional mortgage bank group and the Company, is $239.53, $537.63, and $1,900.68, respectively.

                 PROPOSAL TO AMEND THE 1995 EMPLOYEE AND OFFICER
                  STOCK OPTION PLAN TO INCREASE BY 350,000 THE
                     NUMBER OF SHARES AUTHORIZED FOR GRANT


                             (Item 2 on the Proxy)


GENERAL


         The Board has determined that an amendment to the Company's 1995 Employee and Officer Stock Option Plan to increase by 350,000 the number of shares authorized for grant (the "Option Plan Amendment") is in the best interests of the Company.

         Under the 1995 Plan, the Board (or a committee thereof) currently has the discretion to grant options to purchse up to 716,667 shares of Common Stock to certain key employees and officers of the Company. As of the Record Date, the Board had granted options to purchase a total of approximately 547,000 shares of Common Stock to a total of 20 key employees and officers. The number of shares authorized for grant and not subject to outstanding options under the 1995 Plan was 59,008 as of the Record Date. During 1997, the Board granted no options pursuant to the 1995 Plan, while in 1998, prior to the Record Date, the Board granted options to purchase a total of 205,000 shares of Common Stock contingent on the approval by the shareholders of the proposal. The proposed amendment would increase the total number of shares authorized for grant under the 1995 Plan from 716,667 to 1,066,667.

         The following table sets forth certain information with respect to the 1995 Plan.




                                      Shares Covered by Options             Shares Covered by Options Granted
                                     Granted Under the 1995 Plan             Under the 1995 Plan Outstanding
Name and Position                   Since Inception of the Plan                  on December 31, 1997

John M. Sterling, Jr                         80,000                                    74,000
Chairman and Chief
Executive Officer

Keith B. Giddens                            114,000                                    74,400
President and Chief
Executive Officer

Kevin J. Mast                                47,668                                    41,800
President and Chief
Operating Officer

Robert S. Davis                              43,334                                    36,840
Vice President-
Administration

All Current executive                       285,002                                   227,040
officers, as a group

All non-executive officer                   246,002                                   232,002
employees,
as a group


          Participation in the 1995 Plan is determined by the Board (or a committee thereof) and is limited to those key employees and officers of the Company or its subsidiaries who have the greatest impact on the Company's long-term performance. In determining the key employees and officers to whom options shall be granted and the number of shares subject to such options, the Board (or committee) shall take into account relevant factors such as the level and responsibility of the key employee's or officer's position, the key employee's or officer's level of performance and compensation and the potential of the key employee or officer.

          The price at which an option granted under the 1995 Plan may be exercised is determined by the Board (or committee) at the time of grant based on such criteria as the Board (or committee) may adopt in good faith; provided, however, that in the case of an option intended to qualify as an incentive stock option under federal income tax laws, the exercise price per share shall be not less than the fair market value of a share of the Common Stock at the time of grant (110% of the fair market value in the case of a recipient who owns stock representing more than 10% of the combined voting power of all outstanding stock of the Company or any of its subsidiaries (a "Ten Percent Shareholder")). On April 23, 1998, the closing price of the Company's Common Stock as reported on the NASDAQ National Market was $9.0625 per share.

          The recipient of an option under the 1995 Plan is not required to pay the Company any amount at the time of receipt. Upon exercising the option, the recipient must tender (i) the full amount of the exercise price in cash or, if authorized by the Board (or committee) at the time of grant, in shares subject to the option being exercised and (ii) payment in full in cash of the amount of all federal and state withholding or other applicable employment taxes.

          In the discretion of the Board (or committee), options granted under the 1995 Plan may be "incentive stock options" for federal income tax purposes. The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an incentive stock option. The difference between the option price of such an option and the market value at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. To qualify as an incentive stock option, the shares acquired by the recipient must be held for at least two years after the option is granted and one year after it is exercised. If the recipient satisfies these time requirements, the recipient will be taxed only upon any gain realized upon disposition of the stock. The participant's gain will be equal to the difference between the sales price of the stock sold and the option exercise price. If an incentive stock option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, none of the time limits described above apply.

          If the recipient does not satisfy the aforementioned time limits, the option will be treated as though it were not an incentive stock option. In the case of options which are not incentive options, the recipient generally is not taxed upon grant of the option, but upon exercise the recipient recognizes ordinary income equal to the difference between the fair market value of the shares of stock acquired and the exercise price of the option. Generally, the Company receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon subsequent sale or disposition, the holder of the shares recognizes taxable income equal to any excess of the selling price over the fair market value of the shares at the date of exercise. If the recipient fails to satisfy the time limits described above with respect to an option intended to be an incentive stock option, the income to the recipient and the deduction for the Company shall arise at the time of the early disposition and shall equal the excess of (i) the lower of the fair market value of the shares at the time of exercise or such value at the time of disposition over (ii) the exercise price.

          The 1995 Plan does not meet all the criteria necessary to exempt options granted under the Plan from the application of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the corporate tax deduction for compensation paid to certain employees to $1 million. Nonetheless, the Company anticipates that none of the compensation payable pursuant to the 1995 Plan will lose its deductibility by reason of Section 162(m) because no Section 162(m) Covered Employee who may participate in the Plan is expected to receive annual compensation that either exceeds $1 million or is not performance-based compensation exempt from the 162(m) deduction limitation.

          Recipients may not transfer options granted under the 1995 Plan except by will, the laws of descent, or a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

          The term of each option is established by the Board (or committee) but cannot exceed 10 years (or 5 years in the case of a Ten Percent Shareholder) and options awarded are exercisable according to such schedule as the Board (or committee) may establish. Any recipient whose employment with the Company, or any subsidiary of the Company, terminates for any reason other than death or permanent and total disability cannot exercise any options more than three months after such termination. If such employment terminates due to the death or permanent and total disability of the recipient, or the recipient dies within three months of terminating such employment, the recipient or the recipient's personal representative may exercise any options granted under the 1995 Plan during a period not exceeding one year after the recipient's termination of employment. In no event, however, can an option be exercised past the expiration of its term.

          The Board (or committee) may at any time suspend, amend or terminate the 1995 Plan; provided that the Board may not alter or impair the rights of any recipient with respect to any option previously granted under the 1995 Plan. Approval by a majority of shareholders is also required if a proposed amendment would (i) materially increase the benefits accruing to participants; (ii) increase the number of securities authorized for grant (other than to reflect recapitalization of the Company); (iii) change the class of persons eligible to receive options; or (iv) otherwise materially modify the requirements for eligibility.

          By its terms, the 1995 Plan terminates at the close of business of May 31, 2005. Such termination will not affect any options previously granted under the 1995 Plan.

          The purpose of the 1995 Plan is to promote the growth and profitability of the Company and its subsidiaries by increasing the personal participation of key employees and officers of the Company and its subsidiaries in the continued growth and financial success of the Company and its subsidiaries, while enabling the Company and its subsidiaries to attract and retain key employees and officers of outstanding competence and by providing such key employees and officers with an equity opportunity in the Company. The Board recommends approval of the Option Plan Amendment because it will provide the Company's employees who participate in the 1995 Plan with an incentive to maximize shareholder value. Because the executive officers of the Company will be eligible to participate in the 1995 Plan (and have previously received grants thereunder), they may be deemed to have an interest in the outcome of this proposal.

          The additional shares to be available for grant, if the Option Plan Amendment is approved, would be subject to the same terms and conditions as are the shares currently available under the 1995 Plan, which was approved by the shareholders of the Company at the June 9, 1995 Shareholders' Meeting.

VOTE REQUIRED

          The vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is required for approval of the Option Plan Amendment.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION PLAN AMENDMENT.

                        PROPOSAL TO AMEND THE COMPANY'S
                      ARTICLES OF INCORPORATION TO CHANGE
              THE NAME OF THE COMPANY TO HOMEGOLD FINANCIAL, INC.


                             (Item 3 on the Proxy)


     REASONS FOR NAME CHANGE

          The Company's name was changed to Emergent Group, Inc. in 1991 in order that its name would be more consistent with the Company's ongoing operations. This action by the shareholders followed the sale of the Company's former operating assets and reinvestment of the proceeds into other operating companies. The Company has since focused on its operations on financial services, with particular emphasis on mortgage loans to borrowers who have limited access to credit or who may be considered credit-impaired by conventional lending standards.

          In April 1996, the Company began its retail strategy of originating mortgage loans under the name HOMEGOLD(R). This name was chosen to reflect the value that could be obtained by borrowers through the equity in their homes.

          As 90% of the loan originations by the Company are now represented by the mortgage division, it is the belief of the Board of Directors that the name of the Company should be changed to HomeGold Financial, Inc. The Board believes that this name change will provide the Company with a more recognizable name and more adequately reflect the business from which the Company derives the principal amount of its loan originations and revenues.

          The text of the Company's Articles of Incorporation as it would read assuming adoption of this proposal to change the name of the Company is set forth in Exhibit A to this Proxy Statement.

VOTE REQUIRED

          The vote of the holders of two-thirds of the outstanding shares of Common Stock is required for approval of this amendment to the Company's Articles of Incorporation.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT CHANGING THE NAME OF THE COMPANY.

                                 ANNUAL REPORT

          THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997 (THE "ANNUAL REPORT") IS BEING MAILED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED FROM THE COMPANY. IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF APRIL 23, 1998, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10K FOR THE YEAR ENDED DECEMBER 31, 1997 (WITHOUT EXHIBITS). ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY, P.O. BOX 17526, GREENVILLE SOUTH CAROLINA 29606, ATTENTION: ROBERT S. DAVIS, VICE PRESIDENT-ADMINISTRATION.

                                    AUDITORS

         The Board of Directors has appointed the accounting firm of KPMG Peat Marwick, LLP ("KPMG") as independent auditors for the Company's 1998 fiscal year. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.


         On August 26, 1996, the Company determined to dismiss Elliott Davis & Company, LLP ("Elliott Davis") and to engage KPMG As the Company's independent auditors for the 1996 fiscal year. Elliott Davis had served as the Company's principal accountants since 1993. The change in auditors resulted from the Company's decision that it was in the Company's best interest to utilize a national accounting firm, with its attendant size, experience, and expertise. The Audit Committee of the Board and the Board approved the change of accounting firms.

         In connection with Elliott Davis' audit completed for the fiscal year ending December 31, 1995, there were no disagreements between the Company and Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the auditors, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Moreover, Elliott Davis' report as principal auditor of the financial statements of the Company for such period did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1999 meeting of Shareholders must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at Post Office Box 17526, Greenville, South Carolina 29606 no later than December 23, 1998, and must otherwise comply with the rules and regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS


         The Board does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                              By Order of the Board of Directors,

                              C. Thomas Wyche, Secretary

Dated: May 5, 1998

                                                         EXHIBIT A


                        PROPOSAL TO AMEND THE COMPANY'S
                          ARTICLES OF INCORPORATION TO
                         CHANGE THE NAME OF THE COMPANY
                          TO HOMEGOLD FINANCIAL, INC.


                             (Item 3 on the Proxy)


RESOLVED, that Section 1 of the Restated Articles of Incorporation is hereby deleted and replaced with the following:

(1) The name of hte corporation shall be HomeGold Financial, Inc.

                                   APPENDIX A


Emergent Group, Inc.
15 South Main Street, Suite 750
P. O. Box 17526
Greenville, SC 29606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMERGENT GROUP, INC. (THE "COMPANY")

The undersigned hereby appoints C. T. Wyche and Robert S. Davis or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on April 23, 1998, at the annual meeting of Shareholders to be held June 10, 1998 or any adjournment thereof.


Proxy for Common Stock
---------------------------------------------------------------------------------------------------------------------
1.       ELECTION OF DIRECTORS

         FOR the eight nominees listed below (except as marked to the contrary below)   |_|

         WITHHOLD AUTHORITY to vote for the eight nominees listed below                |_|

         Clarence B.  Bauknight,  Larry G.  Blackwell,  Keith B. Giddens,  Tecumseh  Hooper,  Jr., Buck Mickel,  J.
         Robert Philpott, Jr., Porter B. Rose, John M. Sterling, Jr.

         INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
         WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW. IF YOU DESIRE TO
         CUMULATE YOUR VOTES FOR ANY PARTICULAR NOMINEE(S), IN THE EVENT
         CUMULATIVE VOTING IS ELECTED, WRITE YOUR INSTRUCTIONS AS TO THE NUMBER
         OF VOTES CAST FOR EACH IN THE SPACE PROVIDED BELOW.



-------------------------------------------------------------------------------------------------------------------

2.       PROPOSAL TO AMEND THE COMPANY'S 1995 EMPLOYEE AND OFFICER STOCK OPTION
         PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR GRANT BY 350,000.

                           FOR         |_|                AGAINST         |_|           ABSTAIN         |_|

3.       PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S ARTICLES OF
         INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO HOMEGOLD FINANCIAL,
         INC.

                           FOR        |_|                 AGAINST         |_|           ABSTAIN        |_|

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 3 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       DATE


                                       SIGNATURE



                                       SIGNATURE IF HELD JOINTLY

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

                                       THE ABOVE SIGNATURE HEREBY ACKNOWLEDGES
                                       RECEIPT OF THE NOTICE OF ANNUAL MEETING
                                       OF SHAREHOLDERS DATED MAY 5, 1996, AND
                                       THE PROXY STATEMENT FURNISHED THEREWITH.

                              EMERGENT GROUP, INC.
                   1995 EMPLOYEE AND OFFICER STOCK OPTION PLAN

                              EMERGENT GROUP, INC.
                   1995 EMPLOYEE AND OFFICER STOCK OPTION PLAN

         1.  PURPOSE
         The purpose of this Plan is to promote the growth and profitability of Emergent Group, Inc. (the "Company") and its subsidiaries from time to time (the "Subsidiaries") by increasing the personal participation of key employees and officers in the continued growth and financial success of the Company and the Subsidiaries, by enabling the Company and the Subsidiaries to attract and retain key employees and officers of outstanding competence and by providing such key employees and officers with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of Class A Common Stock, $.05 par value ("Class A Stock") and Common Stock, $.05 par value ("Common Stock") (collectively, the Class A Stock and Common Stock shall be referred to as the "Shares") of the Company.

         2.  ADMINISTRATION

         The Plan shall be administered by the Company's Board of Directors (the "Board"); provided, however, that, if the Board includes members who are not "disinterested persons" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any applicable successor rule or regulation ("Rule 16b-3")), then all authority of the Board under the Plan shall be exercised by a committee of the Board (the "Committee") composed solely of all individuals thereof who are "disinterested persons" (as so defined). The Board (or Committee, as applicable) shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of key employees and officers eligible to participate in the Plan the key employees and officers to whom Options shall be granted; (iii) within the limits established herein, determine the number of Shares to be subject to and the term of each Option granted to each of such key employees and officers;
(iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted; (vi) make special grants of Options when determined to be appropriate;
(vii) provide, if appropriate, for the exercise of Options in installments or subject to specified conditions; (viii) determine the method of exercise of Options granted under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.
         Any action which the Board (or Committee, as applicable) is authorized to take may be taken without a meeting if all the members of the Board (or Committee, as applicable) sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Board (or Committee, as applicable).

         The Board (or Committee, as applicable) may designate selected Board members or certain employees of the Company to assist the Board (or Committee, as applicable) in the administration of the Plan and may grant authority to such persons to execute documents including Options on behalf of the Board (or Committee, as applicable); subject in each such case to the requirements of Rule 16b-3.
         No member of the Board (or Committee, as applicable) shall be liable for any action taken or determination made in good faith.
         3. ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING OPTIONS Participation in this Plan shall be determined by the Board (or Committee, as applicable) and shall be limited to those key employees and officers of the Company or the Subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key employees and officers to whom Options shall be granted and as to the number of Shares to be subject thereto, the Board (or Committee, as applicable) shall take into account, in each case, the level and responsibility of the key employee's or officer's position, the level of the key employee's or officer's performance, the level of compensation of the key employee or officer, the assessed potential of the key employee or officer, and such other factors as the Board (or Committee, as applicable), shall deem relevant to the accomplishment of the purposes of the Plan.

         Options may be granted under this Plan only for a reason connected with a key employee's employment or an officer's service to the Company.
         4.       STOCK SUBJECT TO PLAN
     The stock to be offered under this Plan, upon exercise of Options, may be authorized but unissued Shares, Shares previously issued and thereafter acquired by the Company, or any combination thereof. An aggregate of 17,000 shares of the Company's Common Stock and 833,000 shares of the Company's Class A Stock are reserved for the grant under this Plan of Options, any or all of which, at the Board's (or Committee's, as applicable) discretion, may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This number of Shares may be adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by Section 14 of the Plan and occurring after the adoption of this Plan. The Board (or Committee, as applicable) will maintain records showing the cumulative total of all Shares subject to Options outstanding under this Plan.
         If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased Shares subject thereto shall again be available for the purposes of this Plan.
         5.       ALLOTMENT OF SHARES
         The Board (or Committee, as applicable) may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants, on or after the effective date hereof, Options to purchase Shares. Options granted under this Plan may, at the discretion of the Board (or Committee, as applicable), be: (i) Options which are intended to qualify as incentive stock options under Section 422 of the Code; (ii) Options which are not intended so to qualify under Section 422 of the Code; or (iii) both of the foregoing if granted separately, not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.

         Options may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Board (or Committee, as applicable), in its sole discretion, may from time to time determine.
         In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options' respective grants) of the Shares with respect to which such Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000.
         Options not intended to qualify as incentive stock options under
Section 422 of the Code may be granted to any Plan participant without regard to the Section 422 limitation.
         6.       OPTION PRICE
         The price per Share at which each Option granted under the Plan may be exercised shall be such price as shall be determined by the Board (or Committee, as applicable) at the time of grant based on such criteria as may be adopted by the Board (or Committee, as applicable) in good faith; provided, however, in the case of an Option intended to qualify as an incentive stock option under Section 422 of the Code, the price per Share shall not be less than one hundred percent (100%) of the fair market value of the underlying Shares at the time such Option is granted or, in the case of an option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its subsidiaries (a "Ten Percent Shareholder"), the price per Share shall not be less than 110% of the fair market value of the Shares at the time the Option is granted.
         7.       TERM OF OPTION
         The term of each Option granted under the Plan shall be established by the Board (or Committee, as applicable), but shall not exceed ten (10) years from the date of the grant (or, in the case of a Ten Percent Shareholder, a term not to exceed five (5) years from the date of the grant).
         8.       TIME OF GRANTING OPTIONS
     The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board (or Committee, as applicable) makes the determination of granting such Option. Notice of the determination shall be given to each key employee to whom an Option is so granted, within a reasonable time after the date of such grant.

         9. NON-TRANSFERABILITY
         An Option granted to a participant under this Plan shall not be transferable by him or her except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and during the optionee's lifetime shall be exercisable only by him or her.
         10.      EXERCISE OF OPTIONS
         Subject to the provisions of this Plan an Option may be exercisable at such time or times after the date of grant thereof and upon such conditions as may be determined by the Board (or Committee, as applicable) at the time of grant.
         Any Option granted hereunder may be exercisable according to such schedule as may be determined by the Board (or Committee, as applicable).
         In case the employment with the Company or Subsidiary of any participant to whom an Option shall have been granted shall be terminated for any reason other than his or her death or permanent and total disability within the meaning of Section 22(e)(3) of the Code (or any successor provision), such Option may be exercised by him or her during a period not exceeding three months after the date of such termination (but no later than the end of the fixed term of the Option) for the number of Shares for which the Option could have been exercised at the time he or she ceased to be an employee.
         If a participant to whom an Option shall have been granted shall die while in the employ of the Company or Subsidiary or within a period of three months after the termination of his or her employment with the Company or Subsidiary or if a participant to whom an Option shall have been granted shall have terminated his or her employment with the Company or Subsidiary by reason of having become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision), such Option may be exercised by him or her or his or her personal representative during a period not exceeding one year after the date of termination of his or her employment (but no later than the end of the fixed term of the Option) for the number of Shares for which the Option could have been exercised at the time the participant died or became permanently and totally disabled.

   In no event may an Option be exercised after the expiration of its fixed term.
         11.      METHOD OF EXERCISE
         Each Option granted under this Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company, (b) shall tender to the Company payment in full in cash (or, if the Board (or Committee, as applicable) so determines at the time of grant, in shares of stock) of the exercise price for the Shares for which the Option is exercised, (c) shall tender to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise and (d) shall comply with such other reasonable requirements as the Board (or Committee, as applicable) may establish.
         No person, estate or other entity shall have any of the rights of a shareholder with reference to Shares subject to an Option until a certificate or certificates for the Shares has been delivered.
         An Option granted under this Plan may be exercised for any lesser number of Shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining Shares subject to the Option.
         12.      CANCELLATION AND REPLACEMENT OF OPTIONS
         The Board (or Committee, as applicable) may at any time or from time to time permit the voluntary surrender by the holder of any outstanding Option under this Plan where such surrender is conditioned upon the granting to such holder of new Option(s) for such number of Shares as the Board (or Committee, as applicable) shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Option(s) to such holder.

         The Board (or Committee, as applicable) shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Options surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan.
         The Shares subject to any Option(s) so surrendered shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become Shares subject to the Plan.
         The granting of new Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.
         13.      TERMINATION OF OPTIONS
         An Option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for any Shares originally subject to the Option. The Shares subject to any Option or portion thereof, which terminates, shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become Shares subject to the Plan.
         14.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
         In the event of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split-up, stock consolidation or any other change in the characteristics of the Shares, the shares available for purposes of this Plan or subject to Options outstanding hereunder shall be correspondingly increased, diminished or changed, so that by exercise of any outstanding Option the participant shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, comparable to the securities he or she would have received if he or she had exercised his or her Option prior to such event and had continued to hold the Shares so purchased until affected by such event; provided with respect to incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate Option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate Option price of such shares.
         Adjustments under this Section shall be made by the Board (or Committee, as applicable), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
         15. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION AND OTHER REQUIREMENTS
         No certificate(s) for Shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the Shares may, at the time, be listed.
         In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board (or Committee, as applicable) may require reasonable evidence as to the ownership of the Option and may require such consent and releases of taxing authorities as it may deem advisable.
         16.      NO RIGHT TO EMPLOYMENT
         Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under this Plan any right to continue in the employ or as an officer of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or officer status of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company or Subsidiary might have done if this Plan had not been adopted.
         17.  AMENDMENT AND TERMINATION

         The Board (or Committee, as applicable) may at any time suspend, amend or terminate this Plan. The Board (or Committee, as applicable) may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.
         In addition to Board (or Committee, as applicable) approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase merely reflecting a change in capitalization such as a stock, dividend or stock split); (iii) change the class of persons eligible to receive options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock, voting either in person or by proxy, and entitled to vote, at a meeting duly held of the stockholders of the Company.
         18.  USE OF PROCEEDS
         The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.
         19.      INDEMNIFICATION OF BOARD (OR COMMITTEE, AS APPLICABLE)
        In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board (or Committee, as applicable) shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
         20.      EFFECTIVE DATE OF THE PLAN
         This Plan shall be effective on June 1, 1995; subject, however, to the condition subsequent of approval by the requisite shareholder vote at the next ensuing annual meeting of shareholders of the Company.
         21.      DURATION OF THE PLAN
         Unless previously terminated by the Board (or Committee, as applicable), this Plan shall terminate at the close of business on May 31, 2005, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under the Plan.